As filed with the Securities and Exchange Commission on January 31, 2002
                                                             File No. 333-81612
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                         POST EFFECTIVE AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        TELECOMMUNICATION PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Colorado                                       84-0916299
   (State of Incorporation)                          (I.R.S. Employer ID No.)

                                 P.0. Box 17013
                                Golden, CO 80402
                    (Address of principal executive offices)

           Non-Employee Directors and Consultants Retainer Stock Plan
                              Stock Incentive Plan
                            (Full title of the Plans)

                         Paul J. Hanley, Attorney at Law
                            Grimshaw and Hanley, P.C
                1700 Lincoln Street, Suite 3800 Denver, CO 80203.
                     (Name and address of agent for service)


                               (303) 839-3800
      (Telephone number, including area code, of agent for service)


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                    CALCULATION OF REGISTRATION FEE

Title of            Amount to be    Proposed       Proposed      Amount of
Securities         Registered      Maximum         Aggregate    Registration
to be                              Offering        Offering        Fee
Registered                         Price Per        Price
                                    Share
--------------------------------------------------------------------------------
Common Stock        4,000,000      $0.001(1)        4,000.00      $ 0.96
Common Stock        1,000,000      $0.35 (2)     $350,000.00      $83.65
--------------------------------------------------------------------------------

(1) Calculated under Rule 457(h)(1): deemed issuance price as set forth in the Non-Employee Directors and Consultants Retainer Stock Plan, attached as
     Exhibit 4.1 to this Form S-8.

(2) Calculated under Rule 457(h)(1) (reference to Rule 457(c)) as the exercise price of the options is not known: average of the bid and ask prices as of January 23, 2002 (within 5 business days prior to the date of filing the registration statement). See Stock Incentive Plan, attached as Exhibit 4.2 to this Form S-8.



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                                  PART I
        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     See Item 2 below.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933.

 The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are hereby incorporated by reference:

     (a) the audited financial statements of Larry O'Donnell, CPA, P.C. March 31, 2001, as contained in a Form 10K filed on June 27, 2001.


     (b) A description of the securities of the Registrant is contained in a Registration Statement on Form S-18, No. 2-86781-D, filed on March 20, 1984.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.



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ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

     Warren J. Soloski, A Professional Corporation, counsel for the company named in this registration statement as giving an opinion on the validity of the securities, will not be receiving any shares of common stock pursuant to the Registrant's Non-Employee Directors and Consultants Retainer Stock Plan under this Form S-8.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation of Liability.

     The articles of incorporation of the Registrant provide the following with respect to liability of an officer and director:

                  (d) Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:
(i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes ss.7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes ss.7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes ss.7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.



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Indemnification.

(a) Articles of Incorporation.

          The articles of incorporation of the Registrant provide the following with respect to indemnification:

          (c) Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.


(b) Bylaws.

          The bylaws of the Registrant do not provide any provisions regarding indemnification:

          (c) Colorado Revised Statutes.

     "CRS 7-109-102 and 103 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

  7-109-102    Authority to indemnify directors. (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if: (A)
               The person conducted himself or herself in good faith; and 2. The person reasonably believe: (I) In the case of conduct in a official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interest; and (C) In the case of a criminal proceeding. The person had no reasonable cause to believe his or her conduct was unlawful.

               (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interest of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (11) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for purpose that the director did not reasonably believe to be in the interests of participants in or beneficiaries of the plan shall be deemed not

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               to satisfy the requirements of subparagraph (11) of paragraph (b)
               of subsection (1) of this section.. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

               (3) The termination of a proceeding by judgment, order settlement, Convictions, or upon a plea of nolo contender or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

               (4) A corporation may not indemnify a director under this section:
                    (A) In connection with a proceeding by or in the right
               of the corporation in which the director was adjudged liable to the corporation ; or
                    (B) In connection with any other proceedings charging that the director derived an improper personal benefit, whether or not involving action in an Official capacity, in which proceeding the director was adjudged liable on The basis that he or she derived an improper personal benefit.

               (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceedings.


   7-109-103.  Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to watch the person was a party because the person is or was a director. against reasonable expenses incurred by him or her in connection with the proceeding.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

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ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

     (d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, California, on January 31, 2002.

                                 Telecommunication Products, Inc.


                             By: /s/ Robert Russell
                                 -------------------------
                                 Robert Russell, President and Director



     Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                           Date

/s/ Robert Russell      President/Director              January 31, 2002
-----------------
Robert Russell

/s/ Dennis Johnston   Secretary/Treasurer/Chief         January 31, 2002
-------------------   Financial Officer/Director
Dennis Johnston








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                                EXHIBIT INDEX

Number                         Description

4.1 Non-Employee Directors and Consultants Retainer Stock Plan, dated January 28, 2002 (see below).

4.2     Employee Stock Incentive Plan, dated January 28, 2002.*

5       Opinion Re: Legality.*

23.1    Consent of Accountants.*

23.3    Consent of Counsel.*

24      Special Power of Attorney .*

        * Previously filed












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